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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2001

MGM MIRAGE
(Exact name of Registrant as specified in its charter)

Delaware	0-16750	88-0215232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 Las Vegas Boulevard South		89109
(Address of Principal Executive Offices)		(Zip Code)

(702) 693-7120
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

   MGM MIRAGE announced on July 24, 2001, that it was engaged in acquisition discussions with the principal shareholders of Emerald Casino, Inc. ("Emerald"). Emerald is seeking to develop a casino project in Rosemont, Illinois in the greater Chicago area. In furtherance of such discussions, the holders of a majority of Emerald's shares have entered into a 30-day exclusivity agreement pursuant to which they agreed to negotiate exclusively with MGM MIRAGE in connection with such a transaction.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MGM MIRAGE
Date: July 25, 2001	By:	/s/ GARY N. JACOBS
	Name:	Gary N. Jacobs
	Title:	Executive Vice President and General Counsel

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FORM 8-K